EXHIBIT 99.1

Contact:	Damon Elder
Spotlight Marketing Communications
(949) 427-5172 ext. 702
damon@spotlightmarcom.com

Griffin-American Healthcare REIT IV Acquires Two-Property
Central Wisconsin Senior Care Portfolio for $22.6 Million

MADISON, Wis. (March 7, 2018) – American Healthcare Investors and Griffin Capital Company, LLC, the co-sponsors of Griffin-American Healthcare REIT IV, Inc., announced today the REIT has completed the acquisition of the 254-bed, two-property Central Wisconsin Senior Care Portfolio for approximately $22.6 million. The portfolio’s properties are located in the Madison suburbs of Waunakee and Sun Prairie, Wisconsin.

Central Wisconsin Senior Care Portfolio totals approximately 236,000 square feet of skilled nursing, assisted living and independent living space. All assisted and independent living beds in the portfolio are currently 100 percent private pay, while the skilled nursing beds enjoy an attractive revenue quality mix (total number of Medicare, managed Medicare and private pay days divided by total number of actual patient days) of 67 percent as of November 2017. Both facilities have been awarded coveted five-star quality measures ratings from the Centers for Medicare & Medicaid Services in recent years. Significant renovations and capital investments to both properties totaling approximately $9.4 million have been completed since 2006.

The portfolio is master leased under an absolute net structure through 2033 with two 10-year renewal options to an entity affiliated with Integro Healthcare Consulting, LLC. The master lease includes annual rent escalators of between 2 percent and 2.5 percent. Founded in 2004, Integro Healthcare Consulting has operated 27 senior housing and skilled nursing facilities throughout the Midwest and western United States.

“Central Wisconsin Senior Care Portfolio provides the REIT with a foothold in Wisconsin, a state with a significant barrier to entry for skilled nursing operators due to a moratorium on development that has been in effect since 1981,” said Stefan Oh, executive vice president of acquisitions for American Healthcare Investors and Griffin-American Healthcare REIT IV. “Additionally, we believe this acquisition will provide Griffin-American Healthcare REIT IV and our investors with greater value as our chosen operator, Integro Healthcare Consulting, has an established history of enhancing both patient care and financial performance at the facilities under their administration since their founding more than 14 years ago.”

Central Wisconsin Senior Care Portfolio was acquired from Waunakee Manor, a Limited Partnership and Sun Prairie Associates Limited Partnership, unaffiliated third parties represented by William Mulligan, Nicholas Glaisner and Ashley Wilkens of Ziegler Investment Banking.

Griffin-American Healthcare REIT IV purchased its first property in June 2016 and, as of the date of acquisition of Central Wisconsin Senior Care Portfolio, has acquired a portfolio of 42 medical office buildings, senior housing facilities and skilled nursing facilities for an aggregate contract purchase price of approximately $489 million.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees an approximately 30 million-square-foot portfolio valued at approximately $8.7 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of September 30, 2017, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed in excess of $25 billion in aggregate acquisition and disposition transactions, more than $15 billion of which have been healthcare-related. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT IV, Inc.
Griffin-American Healthcare REIT IV intends to build a balanced and diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. Griffin-American Healthcare REIT IV also seeks to provide: portfolio diversification, preservation of capital, monthly distributions and capital appreciation by increasing the value of its properties for its stockholders. Griffin-American Healthcare REIT IV qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2016, and it intends to continue to qualify to be taxed as a REIT. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Company, LLC. For more information regarding Griffin-American Healthcare REIT IV, please visit www.healthcarereitiv.com.

About Griffin Capital Company, LLC
Griffin Capital Company, LLC (“Griffin Capital”) is a leading alternative investment asset manager with nearly $10 billion in assets under management as of December 31, 2017. Founded in 1995, the privately held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued in excess of $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. Additional information about Griffin Capital is available at www.griffincapital.com.

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This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the company’s ability to realize greater value from Central Wisconsin Senior Care Portfolio and the operator’s ability to enhance patient care and financial performance at the facilities it administers. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition; the uncertainties relating to the medical needs and local economies of Madison, Wisconsin and the surrounding communities; the strength and financial condition of Central Wisconsin Senior Care Portfolio and its operator; the uncertainties relating to changes in general economic and real estate conditions; the uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of Griffin-American Healthcare REIT IV’s real estate investment strategy; and other risk factors as detailed from time to time in Griffin-American Healthcare REIT IV’s periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.